THE MILESTONE FUNDS

MULTI-CLASS PLAN

August 25, 2006

This Plan is adopted by The Milestone Funds (the “Trust”) pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”) to document the separate distribution arrangements, expenses and allocations of each class of shares of beneficial interest (a “Class”) of each investment portfolio of the Trust (a “Portfolio”).  Except for any differences set forth in this Plan, each shareholder of a Portfolio shall have the same rights and obligations as any other shareholder of that Portfolio.

SECTION 1.

CLASSES

Each Portfolio may issue the following Classes: “Institutional Shares,” “Investor Shares,” “Financial Shares,” “Service Shares,” “Premium Shares,” and “Administrative Shares.”  If a Portfolio offers more than one Class, each Class shall have a different arrangement for shareholder services or distribution or both (“Distribution Arrangement”), as follows:

(a)

Financial Shares:

(i)

Financial Shares are offered with no sales charges or distribution expenses.

(ii)

Financial Shares are offered subject to a maximum annual shareholder service fee equal to 0.05% of the average daily net assets of the Financial Class of the Portfolio.

(iii)

The minimum dollar amount for investment (the “investment minimum”) in the Financial Class shall be $20 million.  There shall be no minimum for subsequent investments in the Financial Class.

(b)

Institutional Shares:

(i)

Institutional Shares are offered with no sales charges or distribution expenses.

(ii)

Institutional Shares are offered subject to a maximum annual shareholder service fee equal to 0.10% of the average daily net assets of the Institutional Class of the Portfolio.

(iii)

The minimum dollar amount for investment (the “investment minimum”) in the Institutional Class shall be $10 million.  There shall be no minimum for subsequent investments in the Institutional Class.

(c)

Investor Shares:

(i)

Investor Shares are offered with no sales charges or distribution expenses.

(ii)

Investor Shares are offered subject to a maximum annual shareholder service fee equal to 0.25% of the average daily net assets of the Investor Class of the Portfolio.

(iii)

The investment minimum for Investor Shares shall be $1 million.  There shall be no minimum for subsequent investments in the Investor Class.

(d)

Service Shares:

(i)

Service Shares are offered with no sales charges.

(ii)

Service Shares are offered subject to a maximum annual shareholder service fee and 12b-1 fee equal to 0.25% and 0.50%, respectively, of the average daily net assets of the Service Class of the Portfolio.

(iii)

The investment minimum for Service Shares shall be $500,000.  There shall be no minimum for subsequent investments in the Service Class.

(e)

Premium Shares:

(i)

Premium Shares are offered with no sales charges.

(ii)

Premium Shares are offered subject to a maximum annual shareholder service fee and 12b-1 fee equal to 0.25% and 0.35%, respectively, of the average daily net assets of the Premium Class of the Portfolio.

(iii)

The investment minimum for Premium Shares shall be $100,000.  There shall be no minimum for subsequent investments in the Premium Class.

(e)

Administrative Shares:

(i)

Administrative Shares are offered with no sales charges.

(ii)

Administrative Shares are offered subject to a maximum annual shareholder service fee and 12b-1 fee equal to 0.25% and 0.75%, respectively, of the average daily net assets of the Administrative Class of the Portfolio.

(iii)

The investment minimum for Administrative Shares shall be $50,000.  There shall be no minimum for subsequent investments in the Administrative Class.

SECTION 2.

VOTING RIGHTS

The holders of a class of shares shall have:

(a)

exclusive voting rights with respect to any matter submitted to a vote of shareholders that relates solely to the Distribution Arrangement for that Class;

(b)

separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class; and

(c)

in all other respects, the same rights and obligations as each other Class.

SECTION 3.

CLASS EXPENSE ALLOCATIONS

(a)

Shareholder Service Fees.  All expenses incurred under a Class’ shareholder service plan shall be allocated to that Class.  Any agreement relating to a shareholder service plan shall require the parties thereto to provide the Trustees of the Trust with such information as may be reasonably necessary to evaluate this Plan.

(b)

Other Class Expenses.  The following expenses, which are incurred by Classes in different amounts or reflect differences in the amount or kind of services that different Classes receive (collectively with shareholder service fees under Section 2(a) “Class Expenses”), shall be allocated to the Class that incurred the expenses:

(i)

Transfer agent fees and expenses;

(ii)

Administrative fees and expenses;

(iii)

Litigation, legal and audit fees;

(iv)

State and foreign securities registration fees;

(v)

Shareholder report expenses;

(vi)

Trustee fees and expenses;

(vii)

Preparation, printing and related fees and expense for proxy statements and, with respect to current shareholders, shareholder reports, prospectuses and statements of additional information; and

(viii)

Such other fees and expenses as the administrator of the Trust deems to be allocable to different Classes.

Items (i) and (ii) entirely are incurred by the Portfolios on a Class by Class basis and, accordingly, are wholly allocated to specific Classes.  All other items are allocated to a specific Class only to the extent incurred by Classes in different amounts and not by the Portfolio (or the Trust) as a whole.

SECTION 4.

OTHER ALLOCATIONS AND WAIVERS/REIMBURSEMENTS

(a)

Expenses Applicable to More than One Portfolio.  Expenses other than Class Expenses incurred by the Trust on behalf of a Portfolio shall be allocated to that Portfolio and expenses other than Class Expenses incurred by the Trust on behalf of more than one Portfolio shall be allocated to the Portfolios that incurred the expenses in accordance with the “Settled Share Method” set forth in Section 4(b).

(b)

“Settled Share Method.”  Income, realized and unrealized capital gains and losses and expenses other than Class Expenses related to a Portfolio shall be allocated to each class of the Portfolio based on the net asset value of the Class (excluding the value of subscriptions receivable) in relation to the net asset value of the Portfolio.

(c)

Waivers and Reimbursements.  Nothing in this Plan shall limit the ability of any person to waive any fee paid by a Portfolio or Class to that person or to reimburse any or all expenses of a Portfolio or Class.

SECTION 5.

EXCHANGE PRIVILEGES

(a)

Financial Shares.  Financial Shares of a Portfolio may be exchanged for Financial Shares of any other Portfolio.

(b)

Institutional Shares.  Institutional Shares of a Portfolio may be exchanged for Institutional Shares of any other Portfolio.

(c)

Investor Shares.  Investor Shares of a Portfolio may be exchanged for Investor Shares of any other Portfolio.

(d)

Service Shares.  Service Shares of a Portfolio may be exchanged for Service Shares of any other Portfolio.

(e)

Premium Shares.  Premium Shares of a Portfolio may be exchanged for Premium Shares of any other Portfolio.

(e)

Administrative Shares.  Administrative Shares of a Portfolio may be exchanged for Administrative Shares of any other Portfolio.

SECTION 6.

AMENDMENTS

(a)

Non-Material Amendments.  Other than for material amendments, this Plan may be amended at any time by the officers of the Trust.

(b)

Material Amendments.  Material amendments to this Plan, including but not limited to any amendments adding a Class, may only be made by a majority of the Trustees of the Trust, including a majority of the Trustees who are not “interested persons” (as defined by the 1940 Act) of the Trust, upon a finding that the amendment is in the best interests of the Classes affected by the amendment and of the Trust.  Prior to any material amendment to this Plan, the Board of Trustees shall request such information as may be reasonably necessary to evaluate the Plan as proposed to be amended.  The Board of Trustees may review, among other things: (i) the relationship among the Classes; (ii) the potential conflicts of interest among the Classes regarding the allocation of fees, the services provided to the Classes, waivers of fees, and reimbursements of expenses: (iii) voting rights; (iv) the level, cost and appropriateness of the services provided to each Class; and (v) the reasonableness of the allocation of expenses among the Classes of a Portfolio.